UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 4, 2021

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 4, 2021, Augusta Gold Corp. (the “Corporation”) closed a private placement (the “Offering”) of units of the Corporation (the “Units”) at a price of C$2.25 per Unit (“Offering Price”), each Unit comprised of one share of common stock of the Corporation (a “Unit Share”) and one half of one common stock purchase warrant (each full warrant, a “Warrant”). Each Warrant entitles the holder to acquire one share of common stock (a “Warrant Share”) at an exercise price of C$2.80 per Warrant Share for a period of three (3) years from the date of issuance.

Pursuant to the closing of the Offering, the Corporation issued 7,555,556 Unit Shares and 3,777,784 Warrants to investors upon payment of the Offering Price in cash. The Unit Shares and Warrants were issued to investors inside the United States pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) under Rule 506(b) of Regulation D under the U.S. Securities Act and outside the United States pursuant to the exclusion from the registration requirements under the U.S. Securities Act under Rule 903 of Regulation S under the U.S. Securities, in each case, in reliance upon the representations and warranties made to the Corporation by the investors.

Item 8.01  Other Events.

On March 4, 2021, the Corporation issued a press release that announced the closing of its private placement of Units for gross aggregate proceeds of C$17 million.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Exhibits

Exhibit No.	Name
4.1	Form of Warrant
99.1	Press Release dated March 4, 2021

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: March 5, 2021	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal